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                                                                    Exhibit 23.3




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to the Registration Statement of GFSI Holdings, Inc. on Form S-4 (No. 333-38951) of our report dated July 26, 1996, appearing in the Prospectus, which is part of this Registration Statement, on the financial statements of Winning Ways, Inc. for the year ended June 30, 1995, in this Registration Statement.

We also consent to the reference to us under the headings, "Selected Financial Data" and "Experts" in such Prospectus.



Donnelly Meiners Jordan Kline
Kansas City, Missouri
December 12, 1997